Callidus Software Announces Quarterly Revenues of $19.7 Million, up 22% Year-Over-Year

Record Total Recurring Revenue of $14.7 Million, up 20% Year-Over-Year; Fifth Consecutive Quarter of Revenue Growth; Third Consecutive Quarter of Profitable Growth

PLEASANTON, CA -- (Marketwire - May 03, 2011) - Callidus Software Inc. (NASDAQ: CALD), the leader in Sales Performance Management (SPM), today announced financial results for the first quarter ending March 31, 2011.

"I am pleased that for the third consecutive quarter, we achieved non-GAAP profitability. For the fifth consecutive quarter, we achieved sequential growth in total revenues. Overall we grew Q1 total revenues by 22% year-over-year, and recurring revenues by 20%. New recurring revenues, which exclude maintenance revenues, are up 38% over the prior year, demonstrating the growth profile of our SaaS business model," said Leslie Stretch, President and CEO of Callidus Software Inc.

"In the quarter, we continued to drive new customer expansion and add-on business in our installed base, signing deals with our core compensation solution and our new acquisitions -- ForceLogix, a pure play SaaS solution that helps optimize sales force results with actionable sales coaching programs, and Salesforce Assessments, a self-service online application for predicting sales hiring success. These acquisitions round out our Sales Talent Management suite and add to our cross sell opportunities. Our continued growth reflects the value of our solutions for Sales Selection, Onboarding, Goal Management, Coaching, and Compensation Management."

Financial Highlights for the First Quarter 2011

  Total revenue was $19.7 million, representing an increase of 22% compared to the first quarter last year. Recurring revenues, which include subscription and support, were $14.7 million, up 20% compared to the first quarter of 2010. Service revenues were $4.3 million, up 18% compared to the first quarter of 2010. License revenues were $0.7 million, up from $0.2 million reported in the first quarter of 2010.
  Total gross profit was 39%, up from 32% in the first quarter of 2010.
  GAAP operating expenses were $10.3 million, down $1.5 million or 13% from the same quarter in 2010.
  Non-GAAP operating expenses were $8.7 million, down $1.2 million or approximately 12% from Q1 2010. Non-GAAP operating expenses exclude restructuring expense, stock-based compensation expense, and amortization of acquired intangible assets.
  GAAP net loss was $2.5 million, or ($0.08) per share, which included $2.4 million of stock-based compensation expense, $189,000 amortization of acquired intangible assets and $39,000 of restructuring expense. This compares to a GAAP net loss of $6.0 million, or ($0.19) per share, for the first quarter of 2010, which included $1.4 million of stock-based compensation expense, $719,000 of restructuring expense, and $157,000 amortization of acquired intangible assets.
  Non-GAAP net income was $90,000, essentially breakeven on a per share basis, compared to a non-GAAP net loss of $3.7 million, or ($0.11) per share, for the same period last year. The company's non-GAAP results exclude the effects of stock-based compensation expense, amortization of acquired intangibles and restructuring expense previously noted.
  Cash generated by operations was $.8 million for the quarter compared to $1.9 million in cash used in operating activities in the prior year.

Business Highlights for the First Quarter 2011

  Callidus acquired all of the assets of ForceLogix Inc., a leading SaaS provider of sales coaching and talent optimization solutions. The acquisition opens up new opportunities in the breakout market for sales and call center coaching and increases Callidus cross sell opportunity. Since closing the acquisition, Callidus has demonstrated good momentum with the solution, adding new customers as well as signing long standing Callidus customers to the ForceLogix solutions.
  Callidus acquired substantially all of the assets of leading sales assessment provider Salesforce Assessments Ltd. Through the acquisition, Callidus gains a leading sales talent testing solution with 55 new customers, increases its cross sell opportunity with Callidus' existing 2.2 million users, and extends its footprint to deliver the broadest SPM portfolio in the industry. For more information, see: Salesforce Assessments.
  Callidus sponsored and presented at a number of leading industry conferences in the quarter, including: the Annual Asian Banker Summit 2011, held April 6-8, 2011 in Hong Kong, China; the 9th Annual Sales Force Effectiveness Europe 2011 Conference, held March 29-31, 2011 in Dusseldorf, Germany; and CFO Magazine's 18th Annual CFO Rising Conference, held March 13-16, 2011 in Orlando, FL.
  Callidus expanded its international reach, signing two new strategic global alliances and signing a new strategic reseller partnership with MuniConS GmbH, further extending Callidus penetration in the German and broader Central European regions.
  Callidus Monaco On Demand suite was selected as a finalist for the prestigious CODiE Awards in the "Best Cloud Infrastructure Application" category, further validating the strength of our on-going product innovation in our SaaS solution suite.

Financial Outlook

Total revenue for the second quarter of 2011 is expected to be between $19 million and $20 million. GAAP operating expenses, including stock-based compensation of approximately $3.9 million and amortization of acquired intangibles of $0.2 million, are expected to be between $13.0 million and $14.0 million in the second quarter of 2011.

Conference Call

A conference call to discuss the first quarter 2011 results and outlook is scheduled for 1:30 p.m. Pacific Daylight Time (PDT) today. The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website at www.callidussoftware.com.

Webcast site: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=146634&eventID=3945695

Dial-in number: 866.356.4281

International callers: 617.597.5395

Passcode: 33024656

Replay: A webcast replay will be available after 3:30 p.m. PT on May 3, 2011 through May 11, 2011. The webcast replay will be available at the Investor Relations section of our website.

The time or manner of the webcast may change for technical or administrative reasons outside of Callidus Software's control.

About Callidus Software®

Callidus Software (NASDAQ: CALD) is the market and technology leader in Sales Performance Management (SPM). Callidus customers gain a competitive advantage by maximizing sales cost efficiencies and driving improvements in sales effectiveness. Our award-winning Software-as-a-Service (SaaS) applications set the standard for performance management of a company's sales force and channel partners. Over 2 million employees and channel partners have their performance managed by Callidus Software. For more information, please visit www.callidussoftware.com.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including estimates of second quarter 2011 total revenues, operating expenses, and stock-based compensation expense reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, increased legal expense related to pending litigation, uncertainty regarding purchasing trends in the SPM market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, uncertainty regarding the demand for and profitability of our on-demand services, increased competition or new entrants in the marketplace, and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its form 10-K for 2010, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 925-251-2248, or from the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures

Callidus has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP operating expense, income (loss) from operations, net loss and net loss per share. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures exclude stock-based compensation expense pursuant to SFAS 123(R), restructuring expense and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

©1997-2011 Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, TrueComp Manager, ActekSoft and ACom3 are trademarks, service marks, or registered trademarks of Callidus Software Inc. in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

                          CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (In thousands, except for per share data)
                                (unaudited)

                                                        Three months ended
                                                             March 31,
                                                        ------------------
                                                          2011      2010
                                                        --------  --------

Revenues:
  Recurring                                             $ 14,692  $ 12,287
  Services                                                 4,286     3,645
  License                                                    729       229
                                                        --------  --------
    Total revenues                                        19,707    16,161

Cost of revenues:
  Recurring (1)                                            7,887     6,414
  Services (1) (2)                                         3,946     4,412
  License                                                     91       110
                                                        --------  --------

    Total cost of revenues                                11,924    10,936
                                                        --------  --------

Gross profit                                               7,783     5,225

Operating expenses:
  Sales and marketing (1) (2)                              4,215     4,645
  Research and development (1)                             2,533     3,138
  General and administrative (1)                           3,472     3,232
  Restructuring                                               39       719
                                                        --------  --------
    Total operating expenses                              10,259    11,734
                                                        --------  --------

Operating loss                                            (2,476)   (6,509)

Interest and other income, net                                50         7
                                                        --------  --------

Income (loss) before provision for income taxes           (2,426)   (6,502)

Provision (benefit) for income taxes                          80      (551)
                                                        --------  --------

Net Income (loss)                                       $ (2,506) $ (5,951)
                                                        ========  ========

Basic net income (loss) per share                       $  (0.08) $  (0.19)
                                                        ========  ========
Diluted net income (loss) per share                     $  (0.08) $  (0.19)
                                                        ========  ========

Shares used in basic per share computation                33,110    30,963
                                                        ========  ========
Shares used in diluted per share computation              33,110    30,963
                                                        ========  ========

(1) Stock-based compensation included in amounts
 above by category:

  Cost of recurring                                          719       124
  Cost of services                                           323       241
  Sales and marketing                                        367       272
  Research and development                                   360       218
  General and administrative                                 599       498
                                                        --------  --------
    Total stock-based compensation                      $  2,368  $  1,353
                                                        ========  ========

(2) Acquisition related asset amortization              $    189  $    157

                          CALLIDUS SOFTWARE INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS

                              (In thousands)
                                (unaudited)

                                                   March 31,   December 31,
Assets                                                2011         2010
                                                  -----------  -----------

Current assets:
  Cash and cash equivalents                       $    14,027  $    12,830
  Short-term investments                               15,413       17,873
  Accounts receivable, net                             19,784       19,908
  Prepaid and other current assets                      4,495        4,441
                                                  -----------  -----------

        Total current assets                           53,719       55,052

Long-term investments                                     787          787
Property and equipment, net                             7,577        8,016
Goodwill                                                9,692        8,031
Intangible assets, net                                  6,050        4,274
Deferred income taxes, noncurrent                       1,645        1,645
Deposits and other assets                               1,747        2,000
                                                  -----------  -----------

        Total assets                              $    81,217  $    79,805
                                                  ===========  ===========

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                $     2,982  $     3,299
  Accrued payroll and related expenses                  2,654        2,859
  Accrued expenses                                      5,085        6,169
  Deferred income taxes                                 1,691        1,691
  Deferred revenue                                     30,130       28,417
  Capital lease obligations, short term                 1,140        1,119
                                                  -----------  -----------
        Total current liabilities                      43,682       43,554

Long-term deferred revenue                              3,916        4,388
Long-term deferred income taxes                            39            -
Other liabilities                                       1,528        1,619
Capital lease obligations, long term                    1,818        2,162
                                                  -----------  -----------

        Total liabilities                              50,983       51,723
                                                  -----------  -----------

Stockholders' equity
  Common stock                                             32           31
  Additional paid-in capital                          226,978      222,363
  Accumulated other comprehensive income                  (56)         (98)
  Accumulated deficit                                (196,720)    (194,214)
                                                  -----------  -----------

        Total stockholders' equity                     30,234       28,082
                                                  -----------  -----------

        Total liabilities and stockholders'
         equity                                   $    81,217  $    79,805
                                                  ===========  ===========

                          CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                              (In thousands)
                                (unaudited)

                                                        Three months ended
                                                             March 31,
                                                        ------------------
                                                          2011      2010
                                                        --------  --------

Cash flows from operating activities:
 Net loss                                               $ (2,506) $ (5,951)
 Adjustments to reconcile net loss to net cash provided
  by (used in) operating activities:
  Depreciation expense                                       803       549
  Amortization of intangible assets                          664       869
  Provision for doubtful accounts and service
   remediation reserves                                       43      (148)
  Stock-based compensation                                 2,326     1,277
  Stock-based compensation related to acquisition             42        77
  Revaluation of acquisition contingent consideration          -        22
  Release of valuation allowance                               -      (614)
  Net amortization on investments                             80        47
  Put option loss                                              -        33
  Gain on investments classified as trading securities         -       (41)
  Changes in operating assets and liabilities:
   Accounts receivable                                        81    (1,768)
   Prepaid and other current assets                          (54)       37
   Other assets                                              253      (607)
   Accounts payable                                         (508)   (1,133)
   Accrued expenses                                       (1,383)      743
   Accrued payroll and related expenses                     (252)     (329)
   Accrued restructuring                                    (104)     (133)
   Deferred revenue                                        1,243     5,104
   Deferred income taxes                                      38        51
                                                        --------  --------
    Net cash provided by (used in) operating activities      766    (1,915)
                                                        --------  --------

Cash flows from investing activities:
 Purchases of investments                                 (5,180)   (2,474)
 Proceeds from maturities and sale of investments          7,563     6,700
 Purchases of property and equipment                        (440)     (356)
 Purchases of intangible assets                             (214)     (240)
 Acquisition, net of cash acquired                        (3,260)   (1,649)
                                                        --------  --------
    Net cash provided by (used in) investing activities   (1,531)    1,981
                                                        --------  --------

Cash flows from financing activities:
 Net proceeds from issuance of common stock                2,525       762
 Repurchase of common stock from employees for payment
  of taxes on vesting of restricted stock units             (277)      (75)
 Repayment of debt assumed through acquisition                 -      (899)
 Payment of principle under capital lease                   (323)        -
                                                        --------  --------
    Net cash provided by (used in) financing activities    1,925      (212)
                                                        --------  --------
Effect of exchange rates on cash and cash equivalents         37       (79)
                                                        --------  --------
Net decrease in cash and cash equivalents                  1,197      (225)
Cash and cash equivalents at beginning of quarter         12,830    11,565
                                                        --------  --------
Cash and cash equivalents at end of quarter             $ 14,027  $ 11,340
                                                        ========  ========

Non-cash activities:
 Acquistion of property and equipment through capital
  leases                                                $    453  $      -
                                                        ========  ========

                          CALLIDUS SOFTWARE INC.
          RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

        (In thousands, except for percentages and per share data)
                                (unaudited)

                                                       Three months ended
                                                            March 31,
                                                      --------------------
                                                        2011       2010
                                                      ---------  ---------
Non-GAAP operating expense reconciliation:

Operating expenses                                    $  10,259  $  11,734
    Operating expenses, as a % of total revenues             52%        73%
Add back:
    Non-cash stock-based compensation                 $  (1,326) $    (988)
    Non-cash amortization of acquired intangible
     assets                                                (189)      (157)
    Restructuring                                           (39)      (719)
                                                      ---------  ---------
Non-GAAP Operating Expenses                           $   8,705  $   9,870
                                                      ---------  ---------
    Non-GAAP Operating expenses, as a % of total
     revenues                                                44%        61%

Non-GAAP operating income (loss) reconciliation:

Operating income (loss)                               $  (2,476) $  (6,509)
    Operating income (loss), as a % of total revenues       -13%       -40%
Add back:
    Non-cash stock-based compensation                 $   2,368  $   1,353
    Non-cash amortization of acquired intangible
     assets                                                 189        157
    Restructuring                                            39        719
                                                      ---------  ---------
Non-GAAP Operating income (loss)                      $     120  $  (4,280)
                                                      ---------  ---------
    Non-GAAP Operating income (loss), as a % of total
     revenues                                                 1%       -26%

Non-GAAP net income (loss) reconciliation:

Net income (loss)                                     $  (2,506) $  (5,951)
    Net income (loss), as a % of total revenues             -13%       -37%
Add back:
    Non-cash stock-based compensation                 $   2,368  $   1,353
    Non-cash amortization of acquired intangible
     assets                                                 189        157
    Restructuring                                            39        719
                                                      ---------  ---------
Non-GAAP Net income (loss)                            $      90  $  (3,722)
                                                      ---------  ---------
    Non-GAAP Net income (loss), as a % of total
     revenues                                                 0%       -23%

Non-GAAP net income (loss) per share reconciliation:

Net income (loss) per basic and diluted share         $   (0.08) $   (0.19)
Add back:
    Non-cash stock-based compensation                      0.07       0.04
    Non-cash amortization of acquired intangible assets    0.01       0.01
    Restructuring                                             -       0.02
                                                      ---------  ---------
Non-GAAP net income (loss) per basic share            $       -  $   (0.12)
                                                      ---------  ---------
Non-GAAP net income (loss) per diluted share          $       -  $   (0.11)
                                                      ---------  ---------

Basic and fully diluted shares reconciliation:

Basic shares                                             33,110     30,963
                                                      ---------  ---------
Add back:
    Weighted average effect of dilutive securities        4,816      1,588
                                                      ---------  ---------
Diluted shares                                           37,926     32,551
                                                      ---------  ---------

Investor Relations Contact:
Ron Fior
Callidus Software Inc.
925-251-2205
ir@callidussoftware.com

Press Contact:
Lorna Heynike
Callidus Software Inc.
925-251-2207
pr@callidussoftware.com